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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported):  July 18, 2002

                        Price Communications Corporation
               (Exact Name of Registrant as Specified in Charter)


           New York                     1-8309                  13-2991700
 (State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)              File Number)           Identification No.)


                              45 Rockefeller Plaza
                            New York, New York 10020
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code:  (212) 757-5600
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ITEM 5.       OTHER EVENTS.

         On July 18, 2002, Price Communications Corporation ("Registrant"), Price Communications Cellular Inc., Price Communications Cellular Holdings, Inc. and Price Communications Wireless, Inc. entered into a letter agreement with Cellco Partnership and Verizon Wireless of the East LP with respect to the $350 million debt financing referred to in the Transaction Agreement dated as of December 18, 2001 (which was previously filed as Exhibit 10.1 to the Form 8-K of Registrant filed on January 4, 2002, File No. 001-08309), as amended by Amendment No. 1 dated as of April 15, 2002 (which was previously filed as Exhibit 2.1 to the Form 8-K of Registrant filed on April 22, 2002, File No. 001-08309). The full text of such letter agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         On July 19, 2002, Registrant issued a press release announcing updated estimates regarding the preferred return on the limited partnership interest described in the proxy statement/prospectus mailed to the shareholders of Registrant on or about June 7, 2002. The press release states that the meeting of Registrant's shareholders to consider approval of the transaction contemplated by the Transaction Agreement is to be held on July 23, 2002, with a closing expected on or about August 7, 2002 and a redemption of debt to occur on the following day. The full text of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.


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ITEM 7.       EXHIBITS.

2.1 Letter agreement dated July 16, 2002 between Cellco Partnership, Verizon Wireless of the East LP, Price Communications Corporation, Price Communications Cellular Inc., Price Communications Cellular Holdings, Inc. and Price Communications Wireless, Inc.

99.1     Press Release dated July 19, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 19, 2002

                       PRICE COMMUNICATIONS CORPORATION



                       By: /s/ Kim Pressman
                           -----------------------------------------
                           Kim Pressman
                           Executive Vice President and Chief Financial Officer